Evolus Reports Third Quarter 2018 Financial Results
- Within 90 Days of FDA PDUFA Action Date for DWP-450 -
- Granted Marketing Approval for DWP-450 by Health Canada -
- Conference Call Today at 4:30PM ET -
Irvine, Calif., November 5, 2018 – Evolus, Inc. (NASDAQ: EOLS), a company dedicated to aesthetic medicine, today reported financial results for the third quarter ended September 30, 2018.
Additional Third Quarter 2018 and Recent Highlights:

•	Received acceptance for resubmission of Biologics License Application (“BLA”) from the U.S. Food and Drug Administration (“FDA”) with an assigned February 2, 2019 PDUFA date.

•
Raised total net proceeds to Evolus of approximately $67.7 million, before offering expenses, in a follow-on public offering of Evolus' common stock including the full exercise and closing of underwriter’s option to purchase additional shares.

•	Completed hiring of corporate leadership team including VP of Sales and direct reports.

•	Remain on track for anticipated U.S. commercial launch of DWP-450 in spring 2019.
David Moatazedi, President and Chief Executive Officer of Evolus, stated, “During the quarter we achieved a number of key regulatory and operational milestones that have positioned the company for a successful commercial launch of DWP-450 in spring 2019. Most notably, we resubmitted our BLA application to the FDA ahead of schedule and received acceptance of that resubmission from the FDA in late August, which we believe provides a clear sightline to commercial launch in Spring 2019. We have also continued to position the Company for commercial launch by further enhancing our management team and by building a strong balance sheet with approximately $105 million in cash at quarter end to support our near-term corporate objectives. If approved, we look forward to introducing DWP-450 to physicians and consumers.”
Mr. Moatazedi continued, “In addition to our success in advancing our U.S. strategy, we were also pleased to announce our receipt of approval of DWP-450 by Health Canada in August. We see a meaningful opportunity in Canada and look forward to our partner Clarion Medical Technologies, Inc launching DWP-450 in the first half of 2019. In Europe, we anticipate an opinion from the Committee for Medicinal Product for Human use in the first half of 2019. Pending a favorable opinion, we expect approval prior to mid-year.”
Third Quarter 2018 Financial Results
Operating expenses for the third quarter ended September 30, 2018 were $11.5 million, as compared to $2.6 million in the third quarter ended September 30, 2017. The increase was primarily attributable to expenses related to the revaluation of future contingent royalties on sales of $2.3 million, stock-based compensation of $1.5 million which increased largely due to hiring new employees including executives, and increases in costs related to operating as a public company, offset by a reduction in clinical trial costs associated with completion of Evolus' Phase III clinical trials last year.
Non-GAAP operating expense for the third quarter ended September 30, 2018 was $7.7 million and was calculated as operating expense excluding stock-based compensation of $1.5 million and a revaluation expense of $2.3 million related to future royalties on sales.

Net loss for the third quarter ended September 30, 2018 was $11.8 million, or $0.48 basic and diluted net loss per share, compared with a net loss of $2.6 million, or $0.16 basic and diluted net loss per share, for the third quarter ended September 30, 2017.
Total cash was $105.2 million as of September 30, 2018, an increase of $61.6 million compared to June 30, 2018. Cash as of September 30, 2018 includes total net proceeds of $67.7 million from Evolus' July follow-on public offering.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus' financial results today at 4:30 p.m. ET. The dial-in numbers are (866) 916-2317 for domestic callers and (703) 925-2662 for international callers, and the conference ID is 6872988.
A replay of the call will be available following its completion through November 12, 2018. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 6872988.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, https://investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.
About Evolus, Inc.
Evolus is a company dedicated to aesthetic medicine focused on providing physicians and their patients with expanded choices in aesthetic treatments and procedures. Evolus’ lead candidate DWP-450, also known by the chemical name prabotulinumtoxinA, is a 900 kDa purified botulinum toxin type A complex that was approved by Health Canada for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age and is being evaluated for marketing approval in the United States and other areas.
Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled ”Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the Quarter ended June 30, 2018, as filed with the Securities and Exchange Commission on March 29, 2018 and August 2, 2018, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.
Use of Non-GAAP Financial Measures
Evolus' financial results are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expense which is calculated as total operating expenses, excluding: (i) the revaluation of contingent royalty obligation payable and (ii) stock-based compensation expense. Management believes that non-GAAP operating expense is useful in helping to identify recurring operation performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expense will enable investors to assess in the same way management assesses Evolus' current and future operations. Non-GAAP operating expense should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of non-GAAP Operating Expense to total operating expenses, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense” in the financial schedules below.

Evolus Contacts:

Investor Contacts:
Ashwin Agarwal, Evolus
Tel: +1-949-284-4559
Email: IR@Evolus.com

Brian Johnston, The Ruth Group
Tel: +1-646-536-7028
Email: IR@Evolus.com

Media Contacts:
Kirsten Thomas, The Ruth Group
Tel: +1-508-280-6592
Email: kthomas@theruthgroup.com

Dani Shaffer, Alison Brod Marketing + Communications
Tel: +1-212-230-1800
Email: evolus@alisonbrodmc.com

Evolus, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except net loss per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Operating expenses:
Research and development	$1,977	$1,465	$5,303	$5,481
General and administrative	7,209	1,151	16,924	3,169
Revaluation of contingent royalty obligation payable	2,300	—	11,400	—
Depreciation and amortization	3	—	7	218
Total operating expenses	11,489	2,616	33,634	8,868
Loss from operations	(11,489)	(2,616)	(33,634)	(8,868)
Other expense:
Interest expense, net	322	2	750	4
Loss before taxes	(11,811)	(2,618)	(34,384)	(8,872)
Income tax expense	19	16	41	56
Net loss and comprehensive loss	$(11,830)	$(2,634)	$(34,425)	$(8,928)
Net loss per share, basic and diluted	$(0.48)	$(0.16)	$(1.47)	$(0.54)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	24,769	16,527	23,417	16,527
Evolus, Inc.
Summary of Balance Sheet Data
(in thousands)

	September 30, 2018	December 31, 2017
	(unaudited)
Balance Sheet Data:
Cash	$105,168	$—
Working capital	100,632	(1,237)
Total assets	183,377	152,233
Total current liabilities	5,460	212,748
Total liabilities	88,411	227,776
Accumulated deficit	(110,583)	(75,543)
Total stockholders’ equity (deficit)	$94,966	$(75,543)

Evolus, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating expense:
GAAP operating expense	$11,489	$2,616	$33,634	$8,868
Adjustments:
Revaluation of contingent royalty obligation payable	2,300	—	11,400	—
Stock-based compensation	1,482	226	5,111	472
Non-GAAP operating expense	$7,707	$2,390	$17,123	$8,396